AGREEMENT AND WAIVER

     AGREEMENT AND WAIVER ("Agreement") made this 23rd day of December, 1996 by and among VIMRx Pharmaceuticals Inc., a Delaware corporation ("VIMRx"), Innovir Laboratories, Inc., a Delaware corporation ("Innovir"), The Aries Fund, A Cayman Island Trust ("Aries I"), and The Aries Domestic Fund, L.P. , a Delaware limited partnership ("Aries II" and, together with Aries I, "The Aries Funds").

                                 R E C I T A L S

     WHEREAS, The Aries Funds and Innovir entered into that certain Stock and Warrant Purchase Agreement dated as of August 30, 1996 (the "Aries/Innovir Agreement") pursuant to which The Aries Funds collectively purchased from Innovir 4,000,000 shares of the common stock, par value $.013 per share ("Common Stock"), of Innovir, Class C Warrants to purchase an additional 4,000,000 shares of Innovir's Common Stock, and options ("Unit Purchase Options") to purchase 2,000,000 units, each unit consisting of one share of Innovir Common Stock and one Class C Warrant to purchase one share of Innovir's Common Stock ("Purchase Option Warrant"); and

     WHEREAS, The Aries Funds have acquired an additional 6,000,000 shares of Innovir's Common Stock through the exercise in whole or in part of the Class C Warrants and the Unit Purchase Options; and

     WHEREAS, on the terms and conditions set forth in that certain Agreement dated November 21, 1996 by and among VIMRx and the Aries Funds (the "Aries/VIMRx Agreement"), VIMRx, concurrently herewith is acquiring 9,500,000 of the 10,000,000 shares of Innovir's Common Stock owned by The Aries Funds; and

     WHEREAS, in consideration of, and as a condition to, the consummation of the transactions contemplated by the Aries/VIMRx Agreement. The Aries Funds agree to waive compliance by Innovir with certain covenants set forth in the Aries/Innovir Agreement and Innovir agrees to perform certain covenants, all as hereinafter set forth;

     NOW, THEREFORE, VIMRx, Innovir and The Aries Funds hereby agree as follows:

     1. Waiver. (a) The Aries Funds hereby irrevocably waive compliance by Innovir with the following provisions of the Aries/Innovir Agreement:

          i)    Section 5.18 (a);

          ii)   Sections 7.1 and 7.2;

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          iii)  the second sentence of Section 7.4;

          iv)   Sections 7.5 through 7.11 inclusive

          v)    Sections 7.13 through 7.15 inclusive

          vi)   Section 7.17

          vii)  Sections 7.19 through 7.22 inclusive

          viii) Section 7.23(c);

          ix)   Sections 7.24. through 7.26; and

          x)    the last sentence of Section 11.4.

     (b) The Aries Funds hereby waive compliance by Innovir with the provisions of Section 11.2 of the Aries/Innovir Agreement to the extent, and only to the extent, such provisions relate to the preparation, negotiation, execution and delivery of this Agreement.

     2. Amendments to the Aries/Innovir Agreement. Effective the date hereof, the Aries/Innovir Agreement is hereby amended as follows:

     (a) Section 7.3 is hereby amended to read in full as follows:

         "7.3 Certificates of Compliance. The Company covenants that promptly after the occurrence of any default hereunder, it will deliver to Purchasers an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto."

     (b) Section 7.12 is hereby amended to read in full as follows:

         "7.12 Amendment of the Certificate of Incorporation and By-Laws. Innovir will not amend its Certificate of Incorporation or By-Laws so as to adversely affect the rights of Purchasers under this Agreement, the Warrants, the Purchase Option Warrants or the Purchase Option."

     3. Acknowledgement. The Aries Funds acknowledge that contemporaneously with the closing of the Aries/VIMRx Agreement, Innovir will issue to VIMRx 8,666,666 shares of its Class B Convertible Preferred Stock, together with warrants to purchase 1,000,000 shares of Common Stock of Innovir at $1.00 per share and warrants to purchase 1,000,000 shares of Common Stock of Innovir at $2.00 per share, in consideration of the assignment to Innovir of all the issued and outstanding shares of VIMRx Holdings, Ltd., a Delaware corporation, all as contemplated by that certain Agreement dated November 21, 1996 by and between VIMRx and Innovir (the "VIMRx/Innovir Agreement"). The Aries Funds agree that notwithstanding any provision of the Class C Warrants, the Unit Purchase Options or the Purchase Option Warrants,

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and without prejudice to their rights to adjustment resulting from any future transactions, no adjustment shall be made to the Purchase Price (as defined in the Unit Purchase Options), the Per Share Exercise Price (as defined in the Class C Warrants) or the number and/or kind of securities purchasable on exercise of the Unit Purchase Options and/or the Class C Warrants by reason of the consummation of the transactions contemplated by the VIMRx/Innovir Agreement.

     4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     6. Headings. The headings of the paragraphs of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      THE ARIES FUND, A CAYMAN ISLAND TRUST

                                      By:  its Investment Manager,

                                                PARAMOUNT CAPITAL ASSET
                                                MANAGEMENT, INC.

                                      By:  /s/ LINDSAY A. ROSENWALD
                                          -------------------------------------
                                               Lindsay A. Rosenwald, M.D.,
                                               President

                                      THE ARIES DOMESTIC FUND, L.P.

                                      By:  its General Partner,

                                                PARAMOUNT CAPITAL ASSET
                                                MANAGEMENT, INC.

                                      By:  /s/ LINDSAY A. ROSENWALD
                                          -------------------------------------
                                               Lindsay A. Rosenwald, M.D.,
                                               President


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




                                      VIMRx PHARMACEUTICALS INC.

                                      By:  /s/ FRANCIS M. O'CONNELL
                                           ------------------------------------
                                               Francis M. O'Connell
                                               Chief Financial Officer

                                      INNOVIR LABORATORIES, INC.

                                      By:  /s/ ALLAN R. GOLDBERG
                                           ------------------------------------
                                               Allan R. Goldberg,
                                               President


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